CERTIFICATIONS UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned officers, Wayne M. Fortun, Chief Executive Officer of Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”), and John A. Ingleman, Chief Financial Officer of the Company, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (i) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 27, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 26, 2005	/s/ Wayne M. Fortun
Wayne M. Fortun
Chief Executive Officer

Date: April 26, 2005	/s/ John A. Ingleman
John A. Ingleman
Chief Financial Officer